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                                                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements listed below of our report dated March 29, 2002, except for the fourth paragraph of Note 2 and the second paragraph of Note 19 which are as of April 12, 2002, relating to the consolidated balance sheet of Scient, Inc. and subsidiaries as of December 31, 2001 and the related consolidated statement of operations, stockholders' equity and comprehensive loss and cash flows for the year then ended.

     Applicable Registration Statements:
     -----------------------------------
     Registration Statement on Form S-8 (No. 333-73096)
     Registration Statement on Form S-8 (No. 333-73094)

/signed
KPMG LLP

New York, New York
April 15, 2002